EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                        RE:     Rhone-Poulenc Rorer Inc.
                                Quarterly Report on Form 10-Q


We are aware that our report dated October 21, 1994, on our review of interim financial information of Rhone-Poulenc Rorer Inc. (the Company), for the period ended September 30, 1994, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of the Company on Form S-3 (Registration No. 33-62052, Registration No. 33-36558, Registration No. 33-30795, Registration No. 33-23754 ,Registration No. 33-4876, Registration No. 33-19936, Registration No. 22-18034 ,Registration No. 33-43941, Registration No. 33-53378 and Registration No. 33-55694) and on Form S-8 (Registration No. 33-58998, Registration No. 33-24537, Registration No. 2-61635, Registration No. 2-78374 and Registration No. 33-
2403). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                          /s/     COOPERS & LYBRAND L.L.P.
                                          -----------------------------------
                                                  COOPERS & LYBRAND L.L.P.






Philadelphia, Pennsylvania
November 11, 1994





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